Exhibit 10.27

Confidential Treatment Requested by Tesla Motors, Inc.

SUPPLY AGREEMENT

TESLA MOTORS, INC.

[Tesla Logo]

and

SANYO Electric Co., Ltd.

Mobile Energy Company &

Sanyo Energy (USA) Corporation

1st day of February, 2007

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 1 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

THIS SUPPLY AGREEMENT is entered into as of this 1st day of February, 2007 (the “Effective Date”) between

(a)	Tesla Motors, Inc., a Delaware corporation, with its principal place of business at 1050 Bing St., San Carlos, California 94070, U.S.A. and its subsidiaries in world wide locations, including Hethel, Norwich, Norfolk in the United Kingdom; and

(b)	SANYO Electric Co., Ltd. Mobile Energy Company, a company duly organized and existing under the laws of Japan with its office located at 222-1, Kaminaizen, Sumotoshi, Hyogo, 656-8555 Japan and Sanyo Energy (USA) Corporation, a company duly organized and existing under the laws of the State of Delaware with its office located at 2600 Network Blvd. Ste 600, Frisco, TX 75034, U.S.A.

WHEREAS, Tesla (hereinafter defined in Section 1) intends to manufacture Li-Ion battery packs (hereinafter called “Finished Products” defined in Section 1) with the Items (hereinafter defined in Section 1) supplied by SANYO (hereinafter defined in Section 1).

WHEREAS, SANYO is willing to supply the Items to Tesla in accordance with this Agreement.

The Parties agree as follows:

1. Definitions.

Unless defined additionally elsewhere in this Agreement the following capitalized terms shall have the meanings specified below:

(a) “Agreement” means (i) this Supply Agreement, (ii) all Attachments, and (iii) all Orders, as each may be amended from time to time.

(b) “Attachment” means any document that is referenced in this Supply Agreement and attached hereto. All Attachments are deemed to be incorporated into this Agreement by this reference.

(c) “Order” means an order for items communicated pursuant to this Agreement by Tesla to SANYO via a purchase order whether in hardcopy or electronic form. All Orders are deemed to be incorporated into this Agreement by this reference.

(d) “Finished Products” means Li-Ion battery packs or any other product not identified as “Items” manufactured by Tesla or by Tesla’s subcontractor with the Items.

(e) “Internal Tesla Data” means planning data, product engineering or manufacturing data, information, forecasts, or confidential information that is stored, displayed, maintained or accessed on the Tesla Web Site or other Tesla internal databases or internal network servers or storages.

(f) “Items” means, collectively either singular or plural, Li-Ion battery cells which are manufactured by SANYO and which are supplied to Tesla as specified in (i) Attachment 1, (ii) an Order; or (iii) a purchase order placed by Tesla with SANYO prior to the Effective Date and undelivered as of such date.

(g)	“Parties” means Tesla and SANYO.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 2 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

(h) “SANYO” means SANYO Mobile Energy Company and Sanyo Energy (USA) Corporation collectively.

(i) “Tesla” means Tesla Motors, Inc., including its subsidiaries, which Tesla has substantial control, which shall be defined as no less than 50% ownership or control on or after the Effective Date.

(j) “Tesla Web Site” means the portion of the password-protected Web Site, including the database related to supply chain management, maintained by Tesla, to which SANYO may be given access for the purpose of performing under this Agreement.

2. Scope of Agreement; Term.

(a) Scope of Agreement. This Agreement sets forth the terms and conditions governing the purchase and sale of Items and the relationship between Tesla and SANYO. Tesla shall be entitled to purchase Items from SANYO under this Agreement. Nothing in this Agreement shall prevent Tesla from engaging third parties other than SANYO to provide goods that are same as, or similar to, the Items.

(b) Term. This Agreement shall commence on the Effective Date and, unless terminated as set forth in Section 12 (Termination), shall continue in effect for one (1) year. This Agreement, however, shall be automatically extended from year to year for one (1) year periods, unless either party hereto gives a written notice of termination to the other party at least sixty (60) days before the expiration date of the initial term or the respective expiration dates thereafter. The effective period of this Agreement is referenced as the “Term.”

3. Orders.

(a) Orders. An Order shall (i) identify the Items requested and (ii) state the quantity, date, time, mode and place of delivery, and price of the Items requested (unless previously specified in Attachment 1, which, in the event of a conflict with the Order, shall control).

(b) Acceptance/Rejection of Orders. SANYO shall promptly communicate its acceptance or rejection of an Order. SANYO shall not, however, reject (and shall be deemed to have accepted) an Order for Items set forth on Attachment 1 so long as the Order conforms to the terms and conditions of this Agreement (including without limitation lead time requirements specified for such Items on Attachment 1, if any). Any notice of rejection shall state the specific grounds for such rejection. In all events, any objection by SANYO to the terms of an Order shall be deemed waived upon SANYO’s delivery of Items.

(c) Order Adjustments. SANYO acknowledges that Tesla may be required to modify Orders from time to time and may do so as outlined in Attachment 4.

(d) Purchases by Authorized Third Party. Items may be incorporated into Finished Products made for Tesla by a third party. Upon the mutual agreement of the Parties, Tesla may designate the third party as authorized to purchase Items from SANYO, once credit terms have been approved by SANYO, and SANYO shall enter into an agreement with such third party to sell Items to the third party on terms (including pricing) no less favorable than the terms set forth in this Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 3 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

(e) No Volume Commitment. Tesla does not commit to purchase a specific volume of any items from SANYO except as specified in an Order. Tesla may buy goods from third parties that are identical or similar to the Items.

4. Pricing.

(a) Contract Price. “Contract Price” means the domestic and/or export price in US Dollars for an Item as set forth in Attachment 1; provided, that if a price for an Items is not specified on Attachment 1, then the Contract Price shall be the price set forth in an Order that is accepted by SANYO in accordance with this Agreement. The Contract Price for each Item shall remain in effect throughout the Term, except for any changes mutually agreed to by the Parties in writing.

(b) Pricing Components. The Contract Price, and any quotations for items, shall include all finishing, testing, inspecting and packaging fees, applicable royalties and all applicable taxes (excluding sales, use and similar taxes). Any quotations for Items shall include all costs relating to warranties, standard warranty of [***] from delivery to Tesla of Items,

(c) Transportation and Insurance Costs. The Contract Price shall be based on delivery according to either the Incoterm, Cost, Insurance, and Freight (“CIF”) Bangkok (within the meaning of INCOTERMS 2000), for those Items that are delivered to Thailand or the Incoterm, Free On Board (“FOB’) Japan (within the meaning of INCOTERMS 2000), for those Items that are delivered to elsewhere.

(d) Taxes. Tesla will pay any applicable sales, use or similar tax imposed in connection with the sale of Items to Tesla; provided, that SANYO shall not charge or collect, and Tesla shall have no liability for, taxes on any sale of Items for which Tesla has provided SANYO with an appropriate resale certificate or other documentation evidencing an exemption from such taxes. For all sales of Items upon which tax reimbursement to SANYO is applicable, SANYO shall separately itemize all applicable taxes on invoices submitted to Tesla. All amounts payable under this Agreement are exclusive of Value Added Tax (VAT) which will be paid at the date and in the manner for the time being prescribed by law.

(e) Recycling Fees. Tesla will pay any applicable recycling fees should it decide to recycle the Items and/or if any rules and regulations pertaining to battery recycling change to require recycling of the Items.

5. Delivery of Items.

(a) Delivery Requirements. Time is of the essence as to the delivery of all Items ordered under this Agreement. SANYO shall meet the (i) negotiated lead time, (ii) order adjustment requirements as set forth in Section 3; and (iii) time, date, location and other delivery requirements for Items as set forth in the Order. Delivery will be considered timely only if items are delivered in the correct quantity, and at the time, date and location specified in the Order.

(b) Remedies. If SANYO fails to deliver any Items at the time and place set forth in the Order, and the Order is based on the agreed schedule and quantity, Tesla shall have the right, at its sole option, to (i) require SANYO, at SANYO’s expense, to use expedited delivery methods to complete and deliver the Items; or (ii) allocate or redirect SANYO’s deliveries of Items to certain Tesla designated locations.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 4 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

6. Shipping and Packaging Requirements.

(a) SANYO will ship all Items in accordance with the authorized shipping service level (ground, sea, air, second-day, next-day, etc.) included in an Order.

(b) SANYO shall comply with any special packaging and labeling requirements for Items as may be applicable given the classification of the shipment. The Items shall be packaged, marked and labeled in accordance with best commercial practices, along with all required shipping documentation. In all events, SANYO must include a valid packing slip number or package ID on each package or shipment of Items.

7. Acceptance.

(a) All shipments of the Items shall be accepted subject to Tesla’s incoming inspection to be carried out in accordance with incoming inspection criteria as mutually agreed between the parties and as specified in Section 10(d). The incoming inspection shall be conducted promptly after the arrival of the Items at premises or any other place designated in writing by Tesla, and in any event no later than fourteen (14) working days after the arrival at premises or any other place designated in writing by Tesla (hereinafter called “Incoming Inspection Period”). If any report of claim is not received by SANYO within the applicable Incoming Inspection Period, such Items shall be deemed to have passed the incoming inspection and accepted by Tesla.

(b) In the event of any defect in a shipment that is communicated to SANYO pursuant to Section 7(a), Tesla shall promptly supply to SANYO the allegedly defective Items. Further, Tesla shall promptly supply to SANYO the detail fact and additional supporting evidence with respect to the allegedly defective Items.

(c) If the cause of the defect is determined by the Parties to be attributable to SANYO, SANYO shall replace the items found to be defective by Tesla. It has been agreed between the parties that such Items replacement shall constitute Tesla’s sole remedy in respect of the subject defective Items.

(d) SANYO may require Tesla to return defective Items to SANYO at SANYO’s expense or to destroy or otherwise dispose of such Items at SANYO’s expense, pursuant to instructions of SANYO, at SANYO’s sole discretion.

8. Payment

(a) Payment Terms. After the initial period as set forth in the “Payment Term Transition Period’ (“Attachment 2”), payment by Tesla for items shall be made within [***] from the date of receipt of valid invoice. Tesla is authorized by SANYO to make payments under this Agreement by either check or electronic funds transfer, and SANYO shall provide Tesla with the information necessary for electronic funds transfer capability.

(b) Invoices. SANYO will submit invoices to Tesla no earlier than when the Items are shipped to Tesla.

(c) Effect of Payment. Tesla’s payment for Items shall not affect the time at which title to Items passes to Tesla nor shall it preclude revocation of acceptance. All payments shall be subject to adjustment for errors, shortages, non-conformities or defects.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 5 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

9. Electronic Access to Internal Tesla Data.

(a) General. If SANYO is granted access to Internal Tesla Data, SANYO’s access to the internal Tesla Data is subject to compliance with (i) the terms of use, if any, of the Tesla Web Site or such other database or intranet, as applicable, and (ii) any technical, security, and software licensing requirements of Tesla, including the issuance of passwords and requirements related to using Tesla’s virtual private network. Tesla may terminate SANYO’s right of access or change the method of access to the Internal Tesla Data at any time. In no event shall SANYO facilitate or enable access to Internal Tesla Data by any sub-tier supplier or other third party. In no event shall SANYO facilitate or enable access to Internal Tesla Data by its employees or contractors that may either cause to exceed the available number of authorized software licensing seats or violate the login authority (for example, improper sharing of a single user name and password by multiple users).

(b) Use. If Tesla grants SANYO access to the Internal Tesla Data, SANYO shall have the limited right to download, store, display and use Tesla Internal Data for the sole purpose of performing its obligations under this Agreement. SANYO may not use the Tesla Internal Data in any other way, commercially or otherwise. Unless otherwise notified by Tesla, SANYO may store copies of Internal Tesla Data on SANYO’s networks and information storage systems, provided, such internal Tesla Data is stored either on hardware that is dedicated solely to Tesla, or otherwise separated from other information of SANYO, so that the internal Tesla Data is not accessible to individuals except as authorized by this Agreement. If Tesla provides SANYO with any recommendations for establishing an interface or other methods of accessing the Internal Tesla Data, SANYO assumes all risk in implementing any such recommendation.

(c) Consent to Monitoring. SANYO agrees that its access to and use of Internal Tesla Data and all acts in connection with Tesla’s internal systems are recorded and may be monitored SANYO expressly consents to such recording and monitoring. If such recording or monitoring reveals possible evidence of criminal activities involving any individual, Tesla may provide such evidence to the appropriate law enforcement organization and take any other appropriate action.

10. Responsibility for the Quality of the Items and the Finished Products.

(a) Warranty. SANYO represents and warrants that, for a period of [***] from the date of delivery to Tesla, the Items (i) will be free from defects in workmanship, material, and manufacture; (ii) will comply with the requirements of this Agreement, including all Tesla Specifications and manufacturing work instructions; and (iii) will be supplied according to the Automotive Industry Action Group (“AIAG”) Production Part Approval Process (hereafter referred to as “PPAP”). Only after the PPAP is submitted and approved by Tesla, shall the Items be allowed to be shipped to the manufacturing site for use in production vehicles.

(b) PPAP Requirements. SANYO shall submit a mutually agreed quantity of samples of a standard production run of Items to Tesla per a mutually agreed PPAP plan.

(c) PPAP Approval. Tesla Motors shall review the samples, as referred to in Section 10(b) and documents and notify SANYO in writing of approval status. Once approved the Items can be shipped to Tesla for use on production vehicles. If the PPAP is rejected, SANYO agrees to implement corrective actions to bring the PPAP into compliance.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 6 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

(d) Requirements For Acceptance Of Items For Production Lots. Per section 7(a), Tesla will inspect the shipment upon receipt and prior to acceptance. In order to verify the quality of incoming product, SANYO shall supply the following test reports to Tesla for [***] production during November, December 2006 and January 2007:

(i)	Cumulative yield report for incoming lot.

(ii)	Inspection 3; inspection of Vo, IR. Lots with yields <[***]% will be rejected;

After the January 2007 report is received, Tesla and Sanyo will discuss whether or not such reporting needs to continue.

(e) Tesla shall be solely responsible for the quality of the Finished Products at any and all processes after Tesla have accepted the Items pursuant to Section 7, including but not limited to, manufacturing, assembly, storage, inspection and shipment to third parties. Therefore, SANYO shall be indemnified from any and all responsibilities of the quality of the Finished Products.

(f) Tesla shall not repair, improve or modify the Items without a prior written approval of SANYO.

(g) Quality Control of the Finished Products.

(i) Tesla shall establish and maintain proper quality control and inspection systems at the each stage of manufacturing, assembly, storage, inspection and shipping.

(ii) SANYO may enter from time to time with reasonable advance notice into the Finished Products assembly facility of Tesla for the purpose of inspecting and examining the quality control and inspection system in the manufacturing process of the Finished Products. Tesla reserves the right to shield particular confidential areas of the assembly process.

(iii) SANYO may from time to time give Tesla advice or instruction as to optimize the performance of cell usage of the Finished Products and/or the quality control and inspection system in the manufacturing and inspection process of the Finished Products as SANYO deems appropriate. Tesla may, upon receipt of such advice or instructions, comply with such advice or instructions if the advice is deemed reasonable by Tesla management and is within the scope of Tesla business plans and objectives.

(iv) Any advice or instructions given by SANYO under Section 10(g)(iii) is not intended to indemnify Tesla for any acts or omissions for which it is responsible, nor shall it create any warranty by SANYO for the Finished Products Tesla manufactures.

(h) Returned Finished Products.

(i) Tesla shall agree to receive the Finished Products that its customers or final users return to Tesla.

(ii) Tesla shall store and control those returned Finished Products from its customers and final users (hereinafter called “Returned Finished Products”) and inspect the Returned Finished Products to identify the cause of return.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 7 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

(iii) As a result of inspection under Section 10(d)(ii), if the reason of return is attributable to the Items manufactured by SANYO and such return of the Finished Products is done within [***] after the delivery of the Items by SANYO, Tesla shall communicate this in writing to SANYO with evidence and shall return the Items within the Returned Finished Products to SANYO within fourteen (14) working days after Tesla received the Returned Finished Products.

(iv) SANYO shall be responsible for the Items only to the extent that, as a result of the re-inspection of such Returned Finished Products, Parties conclude the cause of return as a product failure caused by a failure or defect in the items supplied by SANYO, provided, however, that if the cause of return is not due to failure or defect in the items, Tesla shall be responsible for the Returned Finished Products.

(i) Indemnification.

(i) At any time during the term of this Agreement and thereafter, Tesla agrees to indemnify SANYO and its agents, employees, successors and assigns (collectively referred to as “Indemnitees”) and shall hold all and each of the lndemnitees harmless from and against any and all claims, demands, suits, actions, liabilities, judgments, losses or costs (including reasonable attorneys’ fees and costs of litigation) arising from or in connection with (i) the use of the Items by Tesla or any other work, service or other action performed (or failure to perform any work, service or other action) by Tesla in connection with the Finished Products, and (ii) the manufacture, assembly, purchase, sale, use, operation or disposal of the Finished Products, subject to Section 10(e)(ii).

(ii) At any time during the term of this Agreement and thereafter, SANYO shall indemnify and hold Tesla harmless from and against any and all claim, demands, suits, actions, liabilities, judgments, losses or costs (including reasonable attorneys’ fees and costs of litigation) arising solely from a defect in the Items supplied by SANYO, unless Tesla was aware of or, in the exercise of reasonable care, should have been aware of the existence of such defect; provided, however, SANYO shall have no liability to Tesla with respect to any failure of the Items caused by the integration of the Items to make the Finished Products.

(j) In no event shall SANYO be liable to Tesla for any lost profits, indirect, special, incidental, or consequential damages whatsoever. In no event shall Tesla be liable to Sanyo for any lost profits, indirect, special, incidental, or consequential damages whatsoever. The parties shall give each other prompt prior written notice of any claim, which is or may be subject to indemnification hereunder. The indemnifying party will be responsible for defending any and all such claims hereunder. Each lndemnitee shall cooperate fully with the indemnifying party, including but not limited to, complying with all reasonable requests for all relevant information and data. In any action or proceeding the defense of which an indemnifying party assumes an lndemnitee will have the right to participate in such litigation and to retain its own counsel at such Indemnitee’s own expense. No party shall be liable for any settlement of any claim affected without its consent, which shall not be unreasonably withheld.

(k) Tesla agrees it shall, at all times, carry insurance and add Sanyo as a named insured on each applicable insurance policy, from a reputable insurance carrier to the extent Tesla, in its sole discretion, determines to be adequate to meet its obligations hereunder and it will provide evidence of such insurance to SANYO upon request.

(l) Tesla agrees to manufacture, assemble, sell and/or dispose of the Finished Products in compliance with the laws and regulations related to health and safety of workers and general public, and environmental protection in the countries where the Finished Products are manufactured, handled, or sold.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 8 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

(m) Tesla shall be solely responsible for health, safety and environmental matters arising from its manufacture, assembly, sales, use, and/or disposal of the Finished Products, subject to the limitations set forth in this Section 10, and shall defend, indemnify, and hold SANYO, its subsidiaries, affiliates, and customers, and their officers, successors, agents, and employees harmless from and against any and all claim, demands, suits, actions, liabilities, judgments, losses or costs (including reasonable attorneys’ fees and costs of litigation), with respect to any pollution, threat to the environment, or death, disease, incapacity or injury to any person or damage to any property resulting, directly or indirectly, from the manufacture, assembly, purchase, sales, use, operation, or disposal of the Finished Products; except to the extent that Tesla shall be exempted from such obligation if and so long as the cause of such damage is attributable to SANYO.

(n) Tesla agrees to comply with the “Restricted Sales or Uses” (“Attachment 3”) requirements.

11. Continuity of Supply.

(a) Performance Constraints. SANYO is responsible for anticipating and promptly notifying Tesla of (i) any inability on its part or its Sub-tier’s part to perform their respective obligations under this Agreement; and (ii) any breach of a provision of this Agreement.

(b) Disaster Recovery Plan. Upon Tesla’s request, SANYO shall provide to Tesla reasonable information describing its disaster recovery plan that includes emergency back-up capacity, and appropriate record protection and recovery.

12. Termination.

(a) If either party defaults in the performance of any terms of this Agreement and fails to cure the default within thirty (30) days after receipt of a written notice given by the non-defaulting party demanding remedy of such default, the non-defaulting party may terminate this Agreement by giving written notice thereof.

(b) This Agreement may also be terminated by either party, should the other party; (i) cease to function as a going concern; (ii) become involved in financial difficulties including the appointment of a receiver, a moratorium on indebtedness, the filing of a petition in bankruptcy, or an assignment on behalf of its creditors.

(c) Neither party shall be liable to the other party for incidental, consequential, or punitive damages for any claim or cause of action arising out of, or related to, any performance or non-performance under this Agreement,

13. Import and Export Requirements.

(a) Upon request from Tesla, SANYO will provide Tesla with any and all information that may be required to comply with export laws, including applicable “Export Control Classification Numbers,” documentation substantiating U.S. and foreign regulatory approvals for the Items, and information required by Customs officials to substantiate the value of imported Items including any adjustments in valuation attributable to “assists” as defined by U.S. Customs regulations. All required export and

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

import information shall be sent to the attention of: Manager, Compliance, Tesla Motors, 1050 Bing Street, San Carlos, CA 94070; or any agent so designated by Tesla.

(b) In case Tesla would export the Items and/or the Finished Products from any country, Tesla shall comply with applicable export control laws and regulations in such country and export them only after taking adequate proceedings required under such laws and regulations.

(c) Tesla shall not use the Items and/or the Finished Products for military purposes, nor shall Tesla directly or indirectly use them in the development, production or handling of conventional weapons or weapons of mass destruction, including but not limited to, nuclear, chemical or biological weapons and missiles.

(d) Tesla shall not sell or turn over the Items and/or the Finished Products to a third party or parties who, Tesla knows or there is a sufficient reason to suspect so, might use such Items and/or Finished Products for military purposes or might directly or indirectly use such Items and/or Finished Products in the development, production or handling of conventional weapons or weapons of mass destruction, including but not limited to, nuclear, chemical or biological weapons and missiles.

(e) Country of Manufacture. Items shall be marked with the country of origin as required by export laws. SANYO shall provide Tesla with a written statement identifying for each Items delivered the (i) Tesla part number and (ii) the country of manufacture

(f) Duty Drawback. SANYO will provide Tesla or its agent with U.S. Customs entry data and information that Tesla determines is necessary for Tesla to qualify for duty drawback. Information related to date code, lot numbers and any other data which will assist Tesla in identifying imported Items sold to Tesla shall also be provided.

14. Miscellaneous.

(a) Assignment. Neither this Agreement nor any right hereunder shall be assignable and transferable to any third party or parties by either of the parties without a prior written consent of the other party hereto. Tesla may assign this Agreement to a successor in interest with the prior written notice to SANYO in connection with a sale of Tesla or its assets.

(b) Waiver. If either Party fails to insist on performance of any term or condition, or fails to exercise any right or privilege hereunder, such failure shall not constitute a waiver of such term, condition, right or privilege.

(c) Survival of Obligations. Termination or expiration of this Agreement will not relieve either Party of its obligations under Sections 8(c), 10, 12(c), 13(c)-(d), and 14.

(d) Severability. Any provision of this Agreement that is held unenforceable or invalid for any reason by a court of competent jurisdiction shall be reformed to reflect the true intent of the Parties, and the remainder of the Agreement shall continue in effect.

(e) No Gratuity. Neither Party will offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement between the Parties.

(f) Arbitration. In the event any disputes, differences or controversies arise between the parties hereto, out of or in relation to or in connection with the provisions of this Agreement, the parties

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

hereto shall thoroughly explore all possibilities for the amicable settlement. In case an amicable settlement could not be reached within ninety (90) days from the date a party is first notified, in accordance with this Agreement, of the existence of a dispute, such disputes, differences or controversies shall be referred to arbitration in San Francisco, California conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successors provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The award of such arbitration shall be final and binding upon the parties hereto.

(g) Governing Law. The Agreement and any dispute arising out of or in connection with the Agreement or the Parties’ relationship shall be interpreted, enforced and governed by the laws of the State of California, excluding its choice of law rules.

(h) Force Majeure. If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, labor disputes or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues; provided, that such Party notified the other party of such event, in accordance with this Agreement, no later than five (5) days after its occurrence and continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Either party hereto shall have the option to terminate this Agreement, should the parties have not been able to find solution within ninety (90) days after the occurrence and notification of such event.

(i) Press Releases/Publicity Not Authorized. The terms of this Agreement are Confidential Information. Sanyo will not issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that refers to the relationship between the Parties or in any way relates to the terms of this Agreement without the prior written approval of Tesla. Sanyo gives permission to Tesla to issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that refers to the relationship between the Parties or in any way relates to the terms of this Agreement. Any mutual undertaking of Sanyo and Tesla for the purposes of publicity does not require prior written agreements. Tesla may disclose the terms of this Agreement to its accountants, attorneys, members of its Board of Directors, other advisors, potential investors, and as may be required by applicable federal law and securities regulations in connection with fund raising activity by Tesla.

(j) Foreign Translation. This Agreement is written in the English language. The English text of this Agreement shall prevail over any translation thereof.

(k) Entire Agreement. This Agreement, including its Attachments, sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, proposals and representations, oral or written, between the Parties as to the subject matter, except for non-disclosure agreements. In the event of any conflict between or among any documents which are part of this Agreement, the following order of precedence shall apply: (i) Supply Agreement; (ii) Attachment 1, (iii) other Attachments; and (iv) Order.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

IN WITNESS WHEREOF, the parties hereto have caused three (3) sets of this Agreement to be executed as of the date first above written by their authorized representatives.

TESLA MOTORS, INC.
By:

/s/ Bernard K. Tse

Printed name Bernard K. Tse

Title Exec. VP Tesla Engineering

SANYO Electric Co., Ltd.	Sanyo Energy (USA) Corporation
Mobile Energy Company
By:

/s/ Toru Amazutsumi	/s/ Kazumaji Kobayashi

Printed name Toru Amazutsumi	Kazumaji Kobayashi

Title General Manager	Vice President OEM

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

Table of Attachments

No	Name
1	List of Items, Pricing Mechanism, and Lead Times
2	Payment Term Transition Period
3	Restricted Sales or Uses
4	Order Adjustments

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 13 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 1

List of Items, Pricing Mechanism, and Lead Times

Lithium Ion Cells, Part Number: [***] (Tesla P/N: 01-000819-00)

	FOB Japan		CIF Bangkok
Quantity			AIR		Reefer		Dry Container
[***]	$	[***]	$	[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]	$	[***]	$	[***]

Lead-time: [***] ARO. Will decrease with blanket PO and/or forecast.

Payment Terms per Attachment 2.

Price changes will occur in the month following the time the new volume is achieved.

Volume Forecast (as of January 2007)

Note: This is only an estimate and not a commitment.

Forecast (Preliminary March 2007)

[***]

[***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 2

Payment Term Transition Period

The following is an approximate payment term schedule and is subject to change during the initial period

(a)	Shipment 1 ([***]) = [***]

(b)	Shipment 2 ([***]) = [***]

(c)	Shipment 3 ([***]) = [***]

(d)	Shipment 4 ([***]) = [***]*

(e)	Shipment 5 ([***]) = [***]

(f)	Shipment 6 ([***]) = [***]

(g)	Shipment 7 ([***]) = [***]*

Conditions (*)

(i)	If payments made by Tesla are on time for Shipments 1-3, SANYO shall move to the new terms outlined on shipment 4.

(ii)	Following shipment 6, SANYO shall offer [***] Terms going forward.

“PIA” means Pay in Advance of shipment of Items. SANYO shall provide a pre-shipment notice and an invoice to Tesla minimum of five (5) business days before the shipment.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 15 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 3

Restricted Sales or Uses

1. Tesla shall limit its use of the Items to applications other than laptops, cell phones, and power tools.

2 Parties agree to from time to time add any applications for which Tesla shall not use the Items in addition to those mentioned above.

3. Tesla shall notify SANYO with the final application of the Finished Products for SANYO’s confirmation in advance.

4. If Tesla is in material default of any of the sections herein, SANYO has the right to suspend forthwith the supply of the Items to Tesla and cooperation in the production of the Finished Products.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 16 of 17

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 4

Order Adjustments

Weeks until Delivery Date	≤1 weeks	1< & ≤2 weeks	2< & ≤4 weeks	4<&≤6 weeks	6<&≤8 weeks

Percent Quantity Adjustment for Authorized Order Signal	TBD	TBD	TBD	TBD	TBD

SANYO acknowledges that Tesla may be required to modify Orders from time to time. Tesla may increase or decrease the Order at any time prior to the scheduled delivery date and, provided such change can be reasonably accommodated by Sanyo and such change will not affect the delivery schedule of Items previously ordered.

If Tesla requires a change in the quantity of Items in any Order and the change is mutually agreed upon by the Parties, SANYO will provide such changed Items in accordance with the modified Order and Tesla shall pay costs resulting therefrom, provided such costs are (i) reasonable, (ii) authorized by Tesla in writing in advance of delivery, and (iii) identified separately from the unit price on SANYO’s invoice to Tesla. SANYO and Tesla shall work together in good faith to negotiate any Order changes to ensure SANYO can reasonably accommodate Tesla’s requested changes with regard to quantity and time of delivery. The above table is negotiable if the need to change arises and is to be determined and agreed to in writing by both Parties before the Orders are adjusted. Percentages to be determined in good faith by the Parties on a quarterly basis starting in April of 2007 and shall continue each quarter thereafter.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TESLA MOTORS CONFIDENTIAL/SANYO	Page 17 of 17